Exhibit 10.1

This is a legally binding Contract; if not understood seek advice from an attorney
                 COMMERCIAL CONTRACT FOR SALE OF REAL ESTATE

       THIS CONTRACT is entered into by and between TMS Sequoia ("Seller") And Jevon and Lisa Nasalroad ("Buyer") and, upon approval by both Seller and Buyer, as evidenced by their signatures hereto, a valid and binding contract of sale shall exist, the Effective Date of which shall be the latest date for approval by all parties as indicatedbelow, and the terms and conditions of which are as follows:

1. SALE: Seller agrees to sell and convey to Buyer by warranty deed and Buyer agrees to purchase the following described real estate (the "Property") located at 206 W. 6th in Payne County, Oklahoma: Lots 8, 9, 10, 11 and 12 in Block 13, ORIGINAL TOWN, now City of Stillwater, and Lots 8, 9, and 10 of Block 28, College Addition of the City of Stillwater, according to the recorded plat thereof; AND a portion of street right-of-way depicted as the West 15 feet of Husband Street lying along and adjacent to the east sides of Lots 8, 9, 10, 11, and 12 in Block 13, ORIGINAL TOWN, now City of Stillwater, Payne County, Oklahoma, according to the recorded plat thereof, together with all improvements thereon, if any.

2.  PURCHASE PRICE:  The total purchase price is $460,000, payable as follows:
$10,000 on execution of this Contract, as earnest money and part payment of the purchase price (the "Earnest Money"), receipt of which is acknowledged by Seller, which has been delivered to the Broker identified below. The Earnest Money shall be deposited with Grindstaff Realty Group, LLC ("Escrow Agent") in an escrow account within three (3) days from the Effective Date of this Contract; and the balance of the purchase price in cash, cashier's or certified check upon delivery of the deed (the "Closing").

3. FINANCING CONDITIONS: The obligations of the Buyer are specifically subject to the provisions of the Financing Supplemental Agreement, if any, attached to and made a part of this Contract as Exhibit A.

4.  CONDITION OF PROPERTY, SELLER'S REPRESENTATIONS, INSPECTIONS, AND
DISCLAIMER:
The Buyer agrees and acknowledges that Seller, Seller's agents, Broker(s) and their sales associates, are not experts regarding the condition of the Property. No representations, warranties, or guarantees regarding the condition of the Property, or environmental hazards, are expressed or implied except as may be specified by Seller in Paragraphs 4(A), 4(B) and 11 below.

     (A) FLOOD: Seller represents to the best of Seller's knowledge the Property has not been damaged or affected by flood, storm run off water, or storm sewer backup. Within 15 days from the Effective Date of this Contract, Buyer, at Buyer's expense, may enter upon the Property to investigate and conduct tests to satisfy himself/herself as to the flood and/ or water history and water risk attendant to the Property. If, upon Buyer's investigation, the Buyer is dissatisfied with any of the flood and water history and water risk attendant to the Property, the Buyer may cancel and terminate this Contract and receive a refund of the Earnest Money by delivering written notice to the Seller as provided in Paragraph 15 below within twenty-four (24) hours of the expiration of the time period specified in this paragraph.

     (B) ENVIRONMENTAL REPRESENTATIONS AND INSPECTIONS: Except as may be specified in Paragraph 11 below, Seller represents to the best of Seller's knowledge, that there have been no hazardous substances, as defined by the Federal Environmental Protection Agency, stored, released, disposed or used on the Property, including underground storage tanks; that there have been no special use permits, variances, or other land-use authorizations issued concerning waste disposal on the Property; that the Property is neither listed with, nor adjacent to a site listed with, the Environmental Protection Agency as a hazardous waste site; and that Seller has received no notice of any legal or administrative proceedings regarding environmental issues affecting the Property.

                                            /s/ JN          /s/ DM
                                            ------------    ------------
                                            Buyer           Seller

Standard Commercial/Improved Copyright 2000 Stillwater Board of REALTORS  All
Rights Reserved                    Page 1 of 5 Pages

     Within 30 days from the Effective Date of this Contract, Buyer, Buyer's agents, employees, independent contractors, engineers, surveyors, and representatives, shall have the right to enter upon the Property to survey, inspect, and conduct such environmental, soil, air, hydrocarbon, chemical, carbon, asbestos, lead-based paint, and other tests Buyer deems necessary or appropriate. If the results of any such tests are unsatisfactory to Buyer, Buyer may cancel and terminate this Contract by delivering written notice to the Seller as provided in Paragraph 15 below within twenty-four (24) hours of the expiration of the time period specified in this paragraph and receive a full refund of all Earnest Money deposited.

  (C) STRUCTURAL: Within 30 days from the Effective Date of this Contract, Buyer shall have the right, at Buyer's expense, to have the Property inspected by a professional architect or a professional engineer registered in the state of Oklahoma and selected by Buyer. If Buyer has any objection to the condition of the Property based on structural defects or defects in the roof shown in such professional architect's or professional engineer's report, Buyer may cancel and terminate this Contract and receive a refund of all Earnest Money deposited by delivering written notice, including a copy of the architect's or engineer's report, to Seller as provided in Paragraph 15 below within twenty-four (24) hours of the expiration of the time period specified in this paragraph.

  (D) EQUIPMENT: Within 30 days from the Effective Date of this Contract,
Buyer, at Buyer's expense, shall have the right to inspect all fixtures and equipment relating to plumbing, heating and cooling, electrical systems and any other equipment or systems specified in Paragraph 11 below and shall report any item not in normal working order, in writing, to Seller, in care of the Escrow Agent, including a copy of the estimated cost to repair such items. Buyer shall pay the first $0 of repair or replacement cost. Repair or replacement costs in excess of a total of such amount necessary to meet the foregoing standard shall be at Seller's expense. If the total estimated cost to Seller of such repairs and replacement required by this paragraph exceeds $5,000 excluding roof repair and related damage-(See Special Conditions,) Seller shall have the option to cancel and terminate this Contract within 48 hours of being advised of such estimate unless Buyer agrees, in writing, to pay repair and replacement costs in excess of such amount.

      (E) WOOD DESTROYING ORGANISMS INSPECTION: Within 30 days from the Effective Date of this Contract, Buyer shall have the right to have the Property inspected by Buyer's choice of a licensed exterminating company and deliver to Seller, in care of the Listing Broker, an infestation report. The expense of such report shall be the Buyer's expense. In the event the report shows visible infestation or visible damage, Seller agrees, at Seller's expense, to treat and/or repair same, provided the estimated cost to cure such infestation or damage does not exceed $1000. If the estimated cost exceeds such amount, Seller shall have the option to cancel and terminate this Contract within 48 hours of being advised of the estimated cost, unless Buyer agrees, in writing, to pay the cost in excess of such amount.

      (F) ACCEPTANCE OF PROPERTY: If Buyer fails to (i) investigate the water and flood history, water risk, or environmental risk attendant to the Property;
(ii) have the equipment inspected; (iii) have the structure and roof inspected; or (iv) deliver such notices in the manner specified, Buyer accepts the flood and water history and water risk, any environmental risk, the structure, and all equipment attendant to the Property and accepts all portions of the Property which are subject to Buyer's right of inspection in Paragraph 4(A), (B), (C),
(D) and (E) above, in the condition or state which existed at the expiration of the time periods stated in the above paragraphs. Unless otherwise agreed upon, in writing, Buyer, by Closing or taking possession of the Property, shall be deemed to have accepted the Property, in its then condition, including fixtures and equipment. No warranties, express or implied, by Seller, Seller's agents, Brokers or their sales associates with reference to the condition of the Property or any fixtures or equipment shall be deemed to survive the Closing.

       (F) RISK OF LOSS: Until Closing or transfer of possession, risk of loss to the Property, ordinary wear and tear excepted, shall be upon Seller; after Closing or transfer of possession such risk shall be upon Buyer.

5. NON-FOREIGN SELLER: Seller represents and warrants that at the time of acceptance hereof and at Closing, Seller is not a "foreign person" as such term is defined in Section 1445(f) of the Internal Revenue Code of 1954. At the Closing, and as a condition thereto, Seller shall furnish to Buyer an affidavit, in form and substance acceptable to Buyer, signed under penalty of perjury and containing Seller's United States Social Security and/or taxpayer identification numbers, to the effect that Seller is not a foreign person within the meaning of
Section 1445(f) of the Internal Revenue Code.
                                             /s/ JN         /s/ DM
                                             ------------   ------------
                                             Buyer          Seller

Standard Commercial/Improved Copyright 2000 Stillwater Board of REALTORS All
Rights Reserved                                      Page 2 of 5 Pages

6. TITLE: Seller, at Seller's expense, within 20 days after acceptance of this contract, shall furnish Buyer a current Uniform Commercial Code Search Certificate and abstract of title certified at least to the Effective Date of this Contract, showing a marketable title to the Property in Seller, subject only to reasonable utility easements serving the Property and building restrictions of record, if any. Buyer shall have15 days after receipt in which to have the abstract examined and furnish Seller, in care of the Escrow Agent, notice, in writing, of any objections thereto. No matter shall be construed as a valid objection to title under this Contract unless it is so construed under the "Real Estate Title Examination Standards" of the Oklahoma Bar Association, where applicable. In case of valid objections to the title, Seller shall have 20 days or such additional time as may be agreed to, in writing, by Seller and Buyer to satisfy such objections. If such valid objections cannot be satisfied within the time specified in this paragraph, the Earnest Money shall be returned to the Buyer, Buyer shall return the abstract to Seller, and this Contract shall be of no further force and effect.

7. TAXES AND PRORATIONS: The Seller shall pay in full: (i) all special assessments against the Property upon the date of Closing, whether or not payable in installments; (ii) all taxes, other than general ad valorem taxes for the current calendar year, which are a lien on the Property upon the date of Closing, including the cost of documentary stamps to be attached to the Deed; and (iii) the cost of any item of workmanship or material furnished on or prior to the date of Closing which is or may become a lien on the Property. Unless otherwise specified in Paragraph 11, the following items shall be prorated between the Seller and the Buyer as of the date of Closing: (i) rents, if any; and (ii) general ad valorem taxes for the current calendar year, provided that, if the amount of such taxes has not been fixed, the proration shall be based upon the rate of levy for the previous calendar year.

8. CLOSING: Subject to the provisions of Paragraph 6 and subject to the fulfillment of any conditions to the Closing specified in Paragraph 11, the Closing shall be held on or before 12-22-03 (the "Closing Date"). If there are valid objections to title which require correction, the Closing Date shall be extended for the time permitted under Paragraph 6. At or prior to the Closing, the Seller shall deliver to the Escrow Agent a duly executed and acknowledged warranty deed conveying marketable, fee simple title to the Property to the Buyer, assignments of any leases and/or contracts affecting the Property, a Non-foreign Affidavit, a Bill of Sale for any personal property, and such other documents as are reasonably necessary to convey the Property and rights therein, for delivery to the Buyer upon payment of the purchase price. Unless otherwise agreed in writing possession shall be transferred 12-22-03 . The Buyer and Seller shall each pay one-half (1/2) of any Escrow or Closing fees charged.

9. BREACH OR FAILURE TO CLOSE: If after the Seller has performed Seller's obligations under this Contract and, if within five (5) days after the date specified above for Closing, the Buyer fails to make payments or to perform any other obligation of the Buyer under this Contract, then the Seller may, at Seller's option, cancel and terminate this Contract and retain all sums paid by the Buyer, but not to exceed 5% of the purchase price, as liquidated damages, or pursue any other legal or equitable remedy for the breach of this Contract by the Buyer. The Seller and the Buyer agree that the undersigned Broker(s) may retain and shall be paid (1/2) one-half of such retained funds, not exceeding the agreed upon commission for services in obtaining this Contract. If the Buyer performs all of the obligations of Buyer and Seller breaches this Contract or fails to perform any of Seller's obligations, then Buyer shall be entitled to either cancel and terminate this Contract, return the abstract, if any, to Seller and receive a refund of the Earnest Money, or pursue any other legal or equitable remedy. In the event of any court action or proceeding to enforce any provision hereof, the prevailing party shall be entitled to receive from the other party all reasonable costs of the action, including attorneys' fees.

10. EFFECT: This Contract shall be executed in compliance with Paragraph 14 below and when executed by both Seller and Buyer, shall be binding upon and inure to the benefit of Seller and Buyer, their heirs, legal representatives, successors and assigns. This Contract sets forth the complete understanding of Seller and Buyer and supersedes all previous negotiations, representations and agreements between them, their agents, Broker(s) and Broker's sales associates. This Contract can only be amended or modified by a written agreement signed by Seller and Buyer. In executing this Contract, both Seller and Buyer agree to the terms of the Broker(s) Receipt and Agreement contained below.

11. SPECIAL CONDITIONS:  See Attached Page 3A.

                                             /s/ JN           /s/ DM
                                             -------------    -------------
                                             Buyer            Seller

Standard Commercial/Improved Copyright 2000 Stillwater Board of REALTORS All
Rights Reserved                                      Page 3 of 5 Pages

						Page 3A


1. Buyer acknowledges the condition of the roof and the damage caused by the leaking roof. The buyer agrees to purchase the property in "as is"
     condition in      terms of the roof and leak damage.  Buyer, however, will
     have the opportunity to inspect the damage caused by the roof leakage to determine the severity of the damage and may cause this contract to become null and void if Buyer determines the damage to be more significant than anticipated. This inspection will be completed within ten (10) business days from the effective date of this contract. Should this option be exercised, the Earnest Deposit shall be returned in full immediately.
     All other identified problems will be subject to the terms of 4 a,b,c, d,e,f and g of this Commercial Contract for Sale of Real Estate.
2. The Seller agrees to lease the basement consisting of approximately 5,680 square feet to Oklahoma State University for a term of ten (10) months with a one year options at the rate of $6.00 per square foot per annum, or $34,080 annually. The Seller agrees to provide the Buyer with a copy of the lease between the Seller and OSU. Buyer reserves the right to cancel this purchase contract after reviewing the lease contract between the Seller and OSU if Buyer is not willing to accept the terms and conditions of said lease. The Earnest Deposit shall be returned immediately and in full if the Buyer exercises this option.
3. The Seller agrees to lease back the first floor of the building which consists of approximately 6,000 square feet, less approximately 874 square feet of common area, plus approximately one-third (1/3) of the common area used by the Lessee, for a total of 5,420 square feet, at the rate of $8.75 per square foot per annum ($47,425.) The lease will be for two years with a two one-year options to renew. The Lessee shall also pay utility bills equal to 40% of the total estimated utility bills, or $750 per month. This amount shall be reevaluated after twelve months and adjusted based on actual usage.
4. The Buyer requests a copy of Sellers financial statements and balance sheet prior to negotiating the lease back agreement.
5. The Buyer requires a response to this offer by no later than 9:00 A.M., Friday, October 24, 2003.


                                             /s/ JN           /s/ DM
                                             ------------     ------------
                                             Buyer            Seller

        3A

         COMMERCIAL CONTRACT FOR SALE OF REAL ESTATE (Continued)

12. SUPPLEMENTAL AGREEMENTS: The following Supplemental Agreements, if any, are attached to and become a part of this Contract.

13. BROKER RELATIONSHIIP DISCLOSURE/COMMISSION: The parties to this transaction hereby acknowledge that, prior to the parties entering into this Contract, the following disclosures were clearly made to each of the parties.

			Listing Broker is acting as:
Single-party Broker for the Seller 	X Transaction Broker for the Seller
Single-party Broker for the Buyer       Transaction Broker for the Buyer
Transaction Broker for both the Buyer and Seller

			Selling Broker is acting as:
Single-party Broker for the Seller      Transaction Broker for the Seller
Single-party Broker for the Buyer       X Transaction Broker for the Buyer
Transaction Broker for both the Buyer and Seller

It is further acknowledged and agreed by the parties that the Seller will pay the Listing Broker 6% of the purchase price at Closing as a commission for services rendered in this real estate transaction.

14. BINDING EFFECT AND ENFORCEABILITY OF CONTRACT: Before this Contract shall be binding and can be enforced by either party, the following acts of execution and deliveries shall be completed:

     Execution and Delivery of Contract Documents, Counterparts. The parties agree that the Contract between them shall be evidenced by either a single executed Contract upon which each of them shall place their signatures, or by each of them placing their signatures on separate complete (carbon, photo or fax) copies "counterparts" of the Contract documents. The Contract shall be binding only upon the delivery to each party, or their Broker, of either (i) a Contract containing the original signature of both parties or (ii) a counterpart containing either the original or a copy of the signature of the other party.

15. NOTICE: Any notice provided for herein shall be given in writing, sent by (a) personal delivery, (b) United States mail, postage prepaid, or (c) by FAX, to the Escrow Agent, with copies to the other parties, addressed as follows:

To Escrow Agent:                        Closing Agent:
C/O Community Escrow and Title Co       C/O  Community Escrow and Title Co.
------------------------------------	-----------------------------------
    115 E. 8th. Ave.                         115 E. 8th. Ave.
------------------------------------	-----------------------------------
    Stillwater, OK  74074                    Stillwater, OK  74074
------------------------------------	-----------------------------------
FAX 405-780-7198                        FAX  405-780-7198
------------------------------------	-----------------------------------
Phone No.   405-780-7196                Phone No.    405-780-7196
------------------------------------	 -----------------------------------
To Buyers:  Jevon and Lisa Nasalroad    To Sellers:  TMS Sequoia
------------------------------------	-----------------------------------
            3123 W. 24th                             206 W. 6th St
------------------------------------	-----------------------------------
            Stillwater, OK  74074                    Stillwater, OK  74074
------------------------------------	-----------------------------------
FAX         TBD                         FAX          TBD
------------------------------------	-----------------------------------
Phone No.   405-372-7280                Phone No.    405-377-0880
------------------------------------	-----------------------------------


                                             /s/ JN            /s/ DM
                                             ------------      ------------
                                             Buyer             Seller

Standard Commercial/Improved Copyright 2000 Stillwater Board of REALTORS All
Rights Reserved                    Page 4 of 5 Pages
or to such other address as shall hereafter be designated in writing. Any such notice shall be deemed to have been given upon receipt by the Escrow Agent.

16. BROKER (S) RECEIPT AND AGREEMENT: The Buyer and Seller mutually warrant and represent that the undersigned Broker(s) is/are the only Broker(s) involved in this transaction. The undersigned Grindstaff Realty Group, LLC acknowledges receipt of the Earnest Money referred to in Paragraph 2 and agrees to deposit it with the Escrow Agent in accordance with the terms of the above Contract, applicable laws, rules and regulations governing such funds. The Broker(s) and/or Escrow Agent shall be entitled to accept Buyer's personal check for the Earnest Money and endorse it for deposit without recourse. If Seller does not approve the above Contract the Earnest Money shall be returned to Buyer.

APPROVED AND AGREED TO BY BUYER:        APPROVED AND AGREED TO BY SELLER:
This  22nd day of  October, 2003        This  22nd day of  October, 2003

Jevon Nasalroad                         TMS Sequoia
----------------------------------	------------------------------------
/s/ Jevon Nasalroad                     /s/ Deborah D. Mosier, President
----------------------------------	------------------------------------
Lisa Nasalroad                          Deborah D. Mosier
----------------------------------	------------------------------------

SELLING BROKER:                         LISTING BROKER:
This 22nd day of  October , 2003        This 22nd day of  October , 2003
Grindstaff Realty Group, LLC            Grindstaff Realty Group, LLC
----------------------------------	------------------------------------
By: /s/ Charles Scott                   By: /s/ Kendall Grindstaff
----------------------------------	------------------------------------
    (Associate)                               (Associate)

                                           /s/ DM               /s/ JN
                                           ------------         ------------
                                           Seller               Buyer

    ALWAYS HAVE YOUR TITLE EXAMINED BY AN EXPERIENCED TITLE ATTORNEY.
Standard  Commercial/Improved Copyright 2000 Stillwater Board of  REALTORS  All
Rights Reserved                                          Page 5 of 5 Pages